FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2024 RESULTS
•Signed 1.6 Million Square Feet of New Leases for Speculative Developments on Balance Sheet and 376,000 Square Feet in the Joint Venture in the First Quarter
•45% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2024
•Cash Same Store NOI Growth of 10.0%
•Sold Nine Buildings for $49 Million
•Increased First Quarter 2024 Dividend to $0.37 Per Share; 15.6% Growth Compared to Prior Quarterly Rate

CHICAGO, April 17, 2024 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the first quarter of 2024. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.52 in the first quarter, compared to $0.42 a year ago and first quarter funds from operations (FFO) was $0.60 per share/unit on a diluted basis, compared to $0.59 per share/unit a year ago. Excluding income related to the accelerated recognition of a tenant improvement reimbursement, first quarter 2023 FFO was $0.57 per share/unit.

“We leased 1.6 million square feet of developments in the first quarter and captured strong rental rate increases on lease signings,” said Peter E. Baccile, president and chief executive officer of First Industrial. “Our team is steadfastly focused on converting prospects into tenants to drive incremental cash flow and value.”

Portfolio Performance

•In service occupancy was 95.5% at the end of the first quarter of 2024, compared to 95.5% at the end of the fourth quarter of 2023, and 98.7% at the end of the first quarter of 2023.
•In the first quarter, cash rental rates on new and renewal leasing increased 44.8% and increased 67.2% on a straight-line basis.
•The Company has achieved a cash rental rate increase of approximately 45% on leases signed to-date commencing in 2024 reflecting 68% of 2024 expirations by rental income.
•Cash basis same store net operating income before termination fees and the aforementioned accelerated recognition of a tenant improvement reimbursement (“SS NOI”) increased 10.0% reflecting increases in rental rates on new and renewal leasing, contractual rent escalations, and lower free rent, partially offset by lower average occupancy.

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Development Leasing Highlights

During the first quarter, the Company:
•Pre-leased 100% of the 1.0 million square-foot First Stockton Logistics Center in Northern California with an expected start date in the third quarter.
•Leased 100% of the 500,000 square-foot First Rockdale IV in Nashville.
•Leased 40,000 square feet of its 200,000 square-foot First 76 Logistics Center in Denver.
•Leased 100% of the 376,000 square-foot Building A in its Camelback 303 joint venture in Phoenix to two tenants.

Investment and Disposition Highlights

In the first quarter, the Company:
•Sold nine buildings comprised of 443,000 square feet for a total of $49 million consisting of properties in Cincinnati, Detroit and Chicago.

Common Stock Dividend

The board of directors declared a common dividend of $0.37 per share/unit for the quarter ending March 31, 2024 that was paid on April 15, 2024 to stockholders of record on March 28, 2024. The new dividend rate represented a 15.6% increase from the prior quarterly rate of $0.32 per share/unit.

Outlook for 2024

“With ongoing uncertainty in the overall economy and interest rate environment, some businesses continue to be measured in their leasing decision-making,” said Mr. Baccile. “As a result, we have adjusted certain leasing assumptions within our same store portfolio that are reflected in our updated guidance.”

	Low End of	High End of
	Guidance for 2024	Guidance for 2024
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$1.49	$1.59
Add: Depreciation and Other Amortization of Real Estate	1.26	1.26
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision (Including Joint Venture) and Net of Joint Venture Noncontrolling Interest, Through April 17, 2024	(0.22)	(0.22)

NAREIT Funds From Operations (1)	$2.53	$2.63

(1) 2024 NAREIT FFO per share/unit guidance is impacted by $0.02 per share/unit of accelerated expense related to accounting rules that require the Company to fully expense the value of granted equity-based compensation for certain tenured employees. Excluding this impact, the range of our FFO guidance is $2.55 to $2.65 per share/unit with a midpoint of $2.60. The Company believes that providing modified FFO, which excludes certain infrequent items, is a useful supplemental measure of operating performance because investors may use this measure to help compare the operating performance of the Company between periods or other REITs on a consistent basis.

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 95.75% to 96.75%, a decrease of 25 basis points at the midpoint.
•SS NOI growth on a cash basis before termination fees of 7.25% to 8.25% for the full year, a decrease of 75 basis points at the midpoint. SS NOI excludes $2.9 million of income related to the 1Q23 accelerated recognition of a tenant improvement reimbursement.
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•Includes the incremental costs expected in 2024 related to the Company’s completed and under construction developments as of March 31, 2024. In total, the Company expects to capitalize $0.05 per share of interest in 2024.
•General and administrative expense ("G&A") of $39.5 million to $40.5 million. This includes approximately $3.0 million of accelerated expense related to accounting rules that require the Company to fully expense the value of granted equity-based compensation for certain tenured employees.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, April 18, 2024 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (877) 870-4263, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2024 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from an unconsolidated joint venture.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. Our portfolio and new investments are concentrated in 15 target MSAs with an emphasis on supply-constrained, coastally oriented markets. In total, we own and have under development approximately 68.1 million square feet of industrial space as of March 31, 2024. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation
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(including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of COVID-19; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2023, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended
	March 31,	March 31,
	2024	2023
Statements of Operations and Other Data:
Total Revenues	$162,272	$149,423

Property Expenses	(47,014)	(42,182)
General and Administrative	(11,781)	(9,354)
Joint Venture Development Services Expense	(426)	(784)
Depreciation of Corporate FF&E	(187)	(245)
Depreciation and Other Amortization of Real Estate	(41,632)	(39,527)
Total Expenses	(101,040)	(92,092)
Gain on Sale of Real Estate	30,852	—
Interest Expense	(20,897)	(16,119)
Amortization of Debt Issuance Costs	(912)	(904)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$70,275	$40,308
Equity in Income of Joint Venture	1,402	27,634
Income Tax Provision	(1,179)	(7,167)
Net Income	$70,498	$60,775
Net Income Attributable to the Noncontrolling Interests	(2,046)	(4,808)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$68,452	$55,967
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$68,452	$55,967
Depreciation and Other Amortization of Real Estate	41,632	39,527
Net Income Attributable to the Noncontrolling Interests	2,046	4,808
Gain on Sale of Real Estate	(30,852)	—
Gain on Sale of Real Estate from Joint Venture (a)	(132)	(27,632)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(152)	—
Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Venture (b)	928	6,997
Funds From Operations ("FFO") (NAREIT) (c)	$81,922	$79,667
Amortization of Equity Based Compensation	9,108	6,141
Amortization of Debt Discounts and Hedge Costs	104	104
Amortization of Debt Issuance Costs	912	904
Depreciation of Corporate FF&E	187	245
Non-incremental Building Improvements	(975)	(3,177)
Non-incremental Leasing Costs	(5,218)	(8,861)
Capitalized Interest	(2,637)	(3,981)
Capitalized Overhead	(3,197)	(3,155)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(4,659)	(6,082)
Adjusted Funds From Operations ("AFFO") (c)	$75,547	$61,805
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended
	March 31,	March 31,
	2024	2023
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$68,452	$55,967
Interest Expense	20,897	16,119
Depreciation and Other Amortization of Real Estate	41,632	39,527
Income Tax Provision - Not Allocable to Gain on Sale of Real Estate (b)	251	170
Net Income Attributable to the Noncontrolling Interests	2,046	4,808
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(152)	—
Amortization of Debt Issuance Costs	912	904
Depreciation of Corporate FF&E	187	245
Gain on Sale of Real Estate	(30,852)	—
Gain on Sale of Real Estate from Joint Venture (a)	(132)	(27,632)
Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Venture (b)	928	6,997
Adjusted EBITDA (c)	$104,169	$97,105
General and Administrative	11,781	9,354
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(1,118)	(2)
Net Operating Income ("NOI") (c)	$114,832	$106,457
Non-Same Store NOI	(2,968)	(1,336)
Same Store NOI Before Same Store Adjustments (c)	$111,864	$105,121
Straight-line Rent	(2,221)	(5,320)
Above (Below) Market Lease Amortization	(656)	(727)
Lease Termination Fees	(73)	(22)
Same Store NOI (Cash Basis without Termination Fees) (c)	$108,914	$99,052

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,068	134,686
Weighted Avg. Number of Shares Outstanding - Basic	132,360	132,211

Weighted Avg. Number of Shares/Units Outstanding - Diluted	135,387	135,231
Weighted Avg. Number of Shares Outstanding - Diluted	132,406	132,299

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$68,452	$55,967
Less: Allocation to Participating Securities	(45)	(47)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$68,407	$55,920

Basic and Diluted Per Share	$0.52	$0.42

FFO (NAREIT) (c)	$81,922	$79,667
Less: Allocation to Participating Securities	(152)	(185)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$81,770	$79,482

Basic Per Share/Unit	$0.61	$0.59
Diluted Per Share/Unit	$0.60	$0.59

Common Dividends/Distributions Per Share/Unit	$0.37	$0.32
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Balance Sheet Data (end of period):	March 31, 2024	December 31, 2023
Gross Real Estate Investment	$5,718,631	$5,714,080
Total Assets	5,200,381	5,175,765
Debt	2,231,806	2,224,304
Total Liabilities	2,527,113	2,540,660
Total Equity	2,673,268	2,635,105

		Three Months Ended
		March 31,	March 31,
		2024	2023
(a)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$1,402	$27,634
	Gain on Sale of Real Estate from Joint Venture	(132)	(27,632)
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(152)	—
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$1,118	$2

(b)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(1,179)	$(7,167)
	Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Venture	928	6,997
	Income Tax Provision - Not Allocable to Gain on Sale of Real Estate	$(251)	$(170)

(c) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from an unconsolidated joint venture.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint venture, net of noncontrolling interest.

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AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

We consider cash-basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2023 and held as an in service property through the end of the current reporting period (including certain income-producing land parcels), and developments and redevelopments that were placed in service prior to January 1, 2023 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Properties acquired with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Properties acquired that are less than 75% occupied at the date of acquisition are placed in service as they reach the earlier of reaching 90% occupancy or one year subsequent to acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop on the land parcel are placed in service as they reach the earlier of 90% occupancy or one year subsequent to development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. Same Store revenues for the three months ended March 31, 2023 exclude $2,934 related to accelerated recognition of a tenant improvement reimbursement associated with a departing tenant in Dallas. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.